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NEWS RELEASE
                                                                 August 31, 1999

Contact:  Tony W. Wolfe
          President and Chief Executive Officer

          Joseph F. Beaman, Jr.
          Executive Vice President

          828-464-5620, Fax 828-465-6780


For Immediate Release
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Peoples Bancorp of North Carolina, Inc.

                OFFICIALS OF PEOPLES BANK ANNOUNCE FORMATION OF
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                           NEW BANK HOLDING COMPANY
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     Peoples Bank of Newton, North Carolina (Nasdaq:  PEBK) announced today that the Bank has completed the process of converting to the holding company form of operation. Peoples Bancorp of North Carolina, Inc. ("Peoples Bancorp") has become the parent of Peoples Bank. Peoples Bancorp is a North Carolina, one-bank holding company, headquartered in Newton, North Carolina.

     Peoples Bank's shareholders approved the holding company reorganization at the Bank's annual meeting held in May, 1999. Regulatory approval was received on July 22, 1999. The holding company conversion was completed successfully on August 31, 1999. As a result of the conversion, each share of Peoples Bank common stock was automatically converted into one share of Peoples Bancorp stock. Peoples Bancorp is now the sole shareholder of Peoples Bank. Peoples Bancorp's common stock will continue to be traded on the Nasdaq National Market System under the symbol: "PEBK." Peoples Bancorp's CUSIP number is 710577107.

     Peoples Bancorp's Board of Directors is composed of the same persons who are directors of Peoples Bank. Robert C. Abernethy, Chairman of the Board of the Bank, is also Chairman of Peoples
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Bancorp's Board of Directors. Peoples Bank's President and Chief Executive
Officer, Tony W. Wolfe, is also President and Chief Executive Officer of Peoples Bancorp. Joseph F. Beaman, Jr., who serves as Executive Vice President and Corporate Secretary of the Bank, will also serve as Executive Vice President, Corporate Secretary, and Treasurer of Peoples Bancorp. "After studying different alternatives, our Board of Directors concluded that the holding company structure will give our organization flexibility to meet future needs and opportunities," Chairman Abernethy stated. "We are in a time of change in the banking industry and a time of growth in our region. We believe that our Bank has opportunities to continue to grow and serve as a community bank for the Catawba Valley region. We expect that the holding company form will permit us to change and do new things flexibly and efficiently."

     Tony Wolfe, President and Chief Executive Officer, stated, "We are excited about this new step, but we want our customers and our communities to know that the fundamentals will not change at Peoples Bank. You will still find the same friendly people and the same financial services at the same branch offices. Nobody's account will change. Existing customers do not need to change checks or accounts. The Bank will continue to operate under the same name. But you can look to us in the future for new products and services. We are on the move."

     Peoples Bank operates from eleven offices located in Catawba, Alexander, and Lincoln Counties. Total assets of the Bank amounted to approximate $426 million as of July 31, 1999.

     Targeting individuals and local business since its founding in 1912, the Bank offers a variety of savings accounts, money market accounts, and CDs. Lending activities include commercial and residential real estate, business and consumer loans. The bank owns two subsidiaries, Peoples Investment Services, Inc., which provides investment and brokerage services, and Peoples Real Estate and Appraisal Services, Inc., which offers real estate appraisal services to banking customers.
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     Stock of Peoples Bancorp is publicly traded on the Nasdaq National Market
System under the symbol "PEBK." Price and volume information is contained in the Wall Street Journal and most major daily newspapers. Peoples Bank stock is marketed by Scott and Stringfellow, Inc. and IJL/Wachovia.

          Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1994. These forward-looking statements are based on information currently available to Bank management and are subject to various risks and uncertainties, including but not limited to those described in the Bank's annual report on Form 10-K for the year ended December 31, 1998, under "Special Cautionary Notice Regarding Forward Looking Statements" and otherwise in the Company's reports and filings.

                                      END